UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Health Management Associates, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH MANAGEMENT ASSOCIATES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 21, 2006

The annual meeting of stockholders of Health Management Associates, Inc. will be held at the Ritz-Carlton Naples, 280 Vanderbilt Beach Road, Naples, Florida 34108 on Tuesday, February 21, 2006 at 1:30 p.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect nine directors.

2.	To approve the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan.

3.	To ratify the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

4.	To transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on December 23, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy R. Parry
Corporate Secretary

January 19, 2006

HEALTH MANAGEMENT ASSOCIATES, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of Health Management Associates, Inc. for use at the annual meeting of stockholders to be held on Tuesday, February 21, 2006, at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders.

Location of Annual Meeting

The annual meeting will be held at the Ritz-Carlton Naples, 280 Vanderbilt Beach Road, Naples, Florida 34108.

Principal Executive Offices

Our principal executive offices are located at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710. Our telephone number is 239-598-3131.

Mailing Date

These proxy solicitation materials are first being mailed by us on or about January 19, 2006 to all stockholders entitled to vote at the annual meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on December 23, 2005, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated class A common stock, $0.01 par value per share, which shares are referred to in this proxy statement as “common stock.” As of the record date, 240,647,620 shares of common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so.

Voting

Each stockholder is entitled to one vote for each share of our common stock held as of the record date.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies. If no specific instructions are given, the shares will be voted:

•	FOR the election of the nine director nominees described herein;

•	FOR approval of the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan; and

•	FOR the ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Quorum

A quorum is required for stockholders to conduct business at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions

Abstentions are counted for the purpose of establishing a quorum and will have the same effect as a vote against a proposal (other than the election of directors).

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares) brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

Because the proposals to be acted upon at the annual meeting include both routine matters as well as one non-routine matter (the approval of the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan), with respect to shares for which the broker has not received instructions, a broker may turn in a proxy card and vote on the routine matters but may not vote on the non-routine matter. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a specific proposal. Accordingly, broker non-votes could affect the outcome of the non-routine proposal to approve the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares; and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required
One	Election of nine directors	Plurality of the votes duly cast (1)

Two	Approval of the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan	Majority of the votes duly cast (2)

Three	Ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2006	Majority of the votes duly cast (2)

(1)	Under our corporate governance guidelines, any director nominee who is elected at an annual meeting, but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee. The corporate governance and nominating committee will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

(2)	Without regard to broker non-votes.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed with this proxy statement our 2005 annual report to stockholders and annual report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the Securities and Exchange Commission. These reports include our audited financial statements, along with other information about the company, which we encourage you to read.

You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing our internet website at www.hma-corp.com, under the “Investor Relations” heading;

•	writing to us at 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710; or

•	telephoning us at 239-598-3131.

You can also obtain a copy of our annual report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

The information contained on our website is not a part of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below shows certain information, as of December 23, 2005, regarding shares of common stock held by (1) each stockholder known by us to be the beneficial holder of more than 5% of our common stock; (2) each of our directors; (3) each of our “named executives” (see “EXECUTIVE COMPENSATION” on page 25); and (4) all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	No. of Shares	Percent of Class
William J. Schoen (2) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	9,635,759	3.9%

Joseph V. Vumbacco (3) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	1,782,411	—

Kent P. Dauten (4) 520 Lake Cook Road Suite 650 Deerfield, IL 60015	409,763	—

Donald E. Kiernan (5) 3075 Rum Row Naples, FL 34102	17,500	—

Robert A. Knox (6) 717 Fifth Avenue, Suite 1100 New York, NY 10022	231,217	—

William E. Mayberry, M.D. (7) 826 Rue de Ville Naples, FL 34108	29,312	—

Vicki A. O’Meara 11690 N.W. 105th Street Miami, FL 33178	—	—

William C. Steere, Jr. (8) 235 E. 42nd Street New York, NY 10017	6,250	—

Randolph W. Westerfield, Ph.D. (9) University of Southern California Marshall School of Business Hoffman Hall, Suite 700 Los Angeles, CA 90089	20,000	—

Robert E. Farnham (10) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	266,556	—

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	No. of Shares	Percent of Class
Peter M. Lawson (11) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	139,607	—

Jon P. Vollmer (12) 5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108-2710	238,468	—

FMR Corp. (13) 82 Devonshire Street Boston, MA 20109	27,457,617	11.4

SPO Partners II, L.P., et al. (14) 591 Redwood Highway, Suite 3215 Mill Valley, CA 94941	12,691,092	5.3

Private Capital Management, L.P. (15) 8889 Pelican Bay Blvd, Suite 500 Naples, FL 33963	24,526,780	10.2

All Directors and Executive Officers as a Group (13 persons) (16)	13,036,959	5.3

(1)	As reported by such persons as of December 23, 2005, with percentages based on 240,647,620 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days by exercise of options. Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by such stockholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes: (a) 3,389,200 shares issuable upon exercise of currently exercisable options; (b) an aggregate of 5,809,637 shares held by various trusts of which Mr. Schoen is settlor, trustee and/or beneficiary; (c) 7,434 shares held in Mr. Schoen’s account under the company’s Retirement Savings Plan, as to which shares he has investment power only; and (d) 429,488 shares held by the Schoen Foundation, of which Mr. Schoen is Chairman.

(3)	The amount shown includes: (a) 1,162,500 shares issuable upon exercise of currently exercisable options; (b) 21,552 shares held in Mr. Vumbacco’s account under the company’s Retirement Savings Plan, as to which shares he has investment power only; and (c) 598,359 shares held by Mr. Vumbacco individually, certain of which shares are held in a self-directed IRA in which Mr. Vumbacco has the sole power of disposition.

(4)	The amount shown includes 5,000 shares issuable upon exercise of currently exercisable options.

(5)	The amount shown includes 7,500 shares issuable upon exercise of currently exercisable options.

(6)	The amount shown includes 29,313 shares issuable upon exercise of currently exercisable options.

(7)	The amount shown includes: (a) 24,250 shares issuable upon exercise of currently exercisable options; and (b) 5,062 shares held by Dr. Mayberry as trustee of the W.E. Mayberry Trust.

(8)	The amount shown includes 3,750 shares issuable upon exercise of currently exercisable options.

(9)	The amount shown includes 18,125 shares issuable upon exercise of currently exercisable options.

(10)	The amount shown includes: (a) 202,500 shares issuable upon exercise of currently exercisable options; (b) 37,527 shares held by Mr. Farnham directly; (c) 8,739 shares held jointly by Mr. Farnham and his wife; and (d) 17,790 shares held in Mr. Farnham’s account under the company’s Retirement Savings Plan, as to which shares he has investment power only.

(11)	The amount shown includes: (a) 95,000 shares issuable upon exercise of currently exercisable options; (b) 22,238 shares held by Mr. Lawson directly; (c) 16,830 shares held jointly by Mr. Lawson and his wife; (d) 600 shares held in trusts for the benefit of Mr. Lawson’s children, for which he and his wife serve as co-trustees; and (e) 4,939 shares held in Mr. Lawson’s account under the company’s Retirement Savings Plan, as to which shares he has investment power only.

(12)	The amount shown includes: (a) 202,500 shares issuable upon exercise of currently exercisable options; (b) 4,799 shares held by Mr. Vollmer directly; (c) 16,616 shares held jointly by Mr. Vollmer and his wife; and (d) 14,553 shares held in Mr. Vollmer’s account under the company’s Retirement Savings Plan, as to which shares he has investment power only.

(13)	The amount and percentage shown and the information contained in this footnote is derived from Schedule 13G (Amendment No. 6) of FMR Corp. dated February 14, 2005. The amount shown includes: (a) 26,974,640 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940 (one investment company, Fidelity Low Priced Stock Fund owns 24,305,900 of such shares); and (b) 481,477 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as a result of its acting as investment manager of the institutional account(s). Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management & Research Company, and the Funds, each has sole dispositive power with respect to the 26,974,640 shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds’ Boards of Trustees. Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over all 481,477 shares owned by Fidelity Management Trust Company, sole power to vote or direct the voting of 456,277 of such shares, and no power to vote or direct the voting of 25,200 of such shares. The amount shown also includes 1,500 shares held by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., which provides investment advisory services to individuals.

(14)	The amount and percentage shown and the information contained in this footnote is derived from Schedule 13D of SPO Partners II, L.P., et al. dated September 13, 2004. SPO Partners II, L.P., acting through its sole general partner, SPO Advisory Partners, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,021,000 shares. SPO Advisory Partners, L.P., acting through its sole general partner, SPO Advisory Corp., and in its capacity as the sole general partner of SPO Partners II, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,021,000 shares. San Francisco Partners II, L.P., acting through its sole general partner, SF Advisory Partners, L.P. , has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 715,900 shares. SF Advisory Partners, L.P., acting through its sole general partner, SPO Advisory Corp., and in its capacity as the sole general partner of San Francisco Partners II, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 715,900 shares. SPO Advisory Corp., acting through its controlling persons and in its capacities as the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares in the aggregate. John H. Scully (“Scully”), as one of three controlling persons of SPO Advisory Corp., which is the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to have shared power with William E. Oberndorf (“Oberndorf”) and William J. Patterson (“Patterson”) to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares held by SPO Advisory Partners, L.P. and SF Advisory Partners, L.P. in the aggregate. Because of his position as the trustee for the John H. Scully Living Trust, Scully may be deemed to have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 200,000 shares held by the trust in the aggregate. Oberndorf, as one of three controlling persons of SPO Advisory Corp., which is the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to have shared power with Scully and Patterson to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares held by SPO Advisory Partners, L.P. and SF Advisory Partners, L.P. in the aggregate. Oberndorf may be deemed to have shared power to vote or to direct the vote and to dispose or to direct the disposition of 283,000 shares held in the William and Susan Oberndorf Trust. Individually, and because of his position as sole general partner of Oberndorf Family Partners, Oberndorf may be deemed to have the sole power to vote or to direct the vote and to dispose or to direct the disposition of 175,000 shares held by Oberndorf Family Partners, 474,192 shares held in Oberndorf’s Individual Retirement Accounts, which are self-directed, and 22,000 shares owned by his minor children. Patterson, as one of three controlling persons of SPO Advisory Corp., which is the sole general partner of each of SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to have shared power with Scully and Oberndorf to vote or to direct the vote and to dispose or to direct the disposition of 11,736,900 shares held by SPO Advisory Partners, L.P. and SF Advisory Partners, L.P. in the aggregate. Patterson may be deemed to have shared power to vote or to direct the vote and to dispose or to direct the disposition of 10,000 shares held by the Patterson Foundation. The John H. Scully Living Trust, acting through its trustee, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 200,000 shares in the aggregate. The William and Susan Oberndorf Trust, acting through its trustees, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 283,000 shares in the aggregate. Oberndorf Family Partners, acting through its sole general partner, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 175,000 shares. Betty Jane Weimer has the sole power to vote or to direct the vote and to dispose or direct the disposition of 7,600 shares. The Elizabeth R. and William J. Patterson Foundation, acting through its two controlling persons, directors and executive officers, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 10,000 shares. Ian McGuire has the sole power to vote or to direct the vote and to dispose or direct the disposition of 1,018 shares. Jeff S. Green has the sole power to vote or to direct the vote and to dispose or direct the disposition of 525 shares.

(15)	The amount and percentage shown and the information contained in this footnote is derived from Amendment No. 1 to Schedule 13G dated April 11, 2005 of Private Capital Management, L.P. (“PCM”), filing as an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Bruce S. Sherman is Chief Executive Officer of PCM and Gregg J. Powers is President. In these capacities, Mr. Sherman and Mr. Powers exercise shared dispositive power with respect to shares held by PCM’s clients and managed by PCM, and exercise shared voting authority with respect to shares held by those PCM clients that have delegated proxy voting authority to PCM. Such delegation may be granted or revoked at any time at the client’s discretion. Mr. Sherman and Mr. Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group.

(16)	See footnotes (2) through (12) to this table.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors constituting our board of directors is currently set at nine. At this year’s annual meeting, stockholders will elect nine directors to hold office until the next annual meeting of stockholders or until each of their successors is duly elected and qualified.

Based on the recommendations of the corporate governance and nominating committee, we have nominated William J. Schoen, Joseph V. Vumbacco, Kent P. Dauten, Donald E. Kiernan, Robert A. Knox, William E. Mayberry, M.D., Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. for election as directors. All nine director nominees are currently directors, and we recommend their re-election.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on the enclosed proxy card, proxies will be voted FOR the election of each of the nine director nominees.

Under our corporate governance guidelines, any director nominee who is elected at an annual meeting, but who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election is required to tender a resignation for consideration by the corporate governance and nominating committee. The corporate governance and nominating committee will recommend to the board of directors the action to be taken with respect to any such tendered resignation.

We do not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine, provided that proxies cannot be voted for a greater number of persons than the number named in this proxy statement.

Name and Background	Year First Elected Director
William J. Schoen, age 70, has served as our Chairman of the Board since April 1986. He was first elected a director in February 1983, became President and Chief Operating Officer in December 1983, Co-Chief Executive Officer in December 1985 and Chief Executive Officer in April 1986. He served as President until April 1997 and Chief Executive Officer until January 2001. From 1982 to 1987, Mr. Schoen was Chairman of Commerce National Bank, Naples, Florida, and from 1973 to 1981 he was President, Chief Operating Officer and Chief Executive Officer of The F&M Schaefer Corporation, a consumer products company. From 1971 to 1973, Mr. Schoen was President of the Pierce Glass subsidiary of Indian Head, Inc., a diversified company. Mr. Schoen also serves on the Board of Trustees of the University of Southern California and numerous non-profit organizations.
1983

Name and Background	Year First Elected Director
Joseph V. Vumbacco, age 60, is our Chief Executive Officer and Vice Chairman. Mr. Vumbacco was named Vice Chairman as of January 1, 2006 and has been our Chief Executive Officer since January 2001. Prior to that and from April 1997 to January 1, 2006, he was also our President. He has also served as our Chief Administrative Officer and Chief Operating Officer. He joined us as an Executive Vice President in January 1996 after 14 years with The Turner Corporation (construction and real estate), most recently as an Executive Vice President. Prior to joining Turner, he served as the Senior Vice President and General Counsel for The F&M Schaefer Corporation, and previously was an attorney with the Manhattan law firm of Mudge, Rose, Guthrie & Alexander.
2001

Kent P. Dauten, age 50, served on our board of directors from March 1981 through May 1983, and from June 1985 through September 1988. He was again elected a director in November 1988 and has served on our board continuously since that time. Since February 1994, Mr. Dauten has been President, and since June 2005, he has been Managing Director, of Keystone Capital, Inc., a private investment advisory firm that he founded. Mr. Dauten was formerly a Senior Vice President of Madison Dearborn Partners, Inc., a private equity investment firm, and of First Chicago Investment Corporation and First Capital Corporation of Chicago, the venture capital subsidiaries of First Chicago Corporation, where he had been employed in various investment management positions since 1979. Mr. Dauten also serves on the board of directors of Iron Mountain Incorporated.
1981

Donald E. Kiernan, age 65, is the retired Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. (telecommunications), a position he held from October 1993 to August 2001. Prior to that and since 1990, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and former partner of Arthur Young & Company. Mr. Kiernan also serves on the board of directors of LaBranche & Co Inc., MoneyGram International, Inc., Seagate Technology and BioNumerick Pharmaceuticals Inc.	2001

Robert A. Knox, age 53, became Senior Managing Director of Cornerstone Equity Investors, LLC, an investment advisory firm, in December 1996. From 1994 until December 1996, he was Chairman and Chief Executive Officer, and from 1984 to 1994 he was President, of Prudential Equity Investors, Inc., an investment capital firm. Prior to that, Mr. Knox was an investment executive of The Prudential Insurance Company of America. He also serves on the boards of several private companies, and is Vice Chairman of the Board of Trustees of Boston University.	1985

William E. Mayberry, M.D., age 76, is the retired President Emeritus and Chief Executive Officer of the Mayo Foundation and the retired Chairman of the Board of Governors of the Mayo Clinic, Rochester, Minnesota, where he had been employed in various capacities from 1956 until his retirement in 1992.	1994

Name and Background	Year First Elected Director
Vicki A. O’Meara, age 48, is the President - U.S. Supply Chain Solutions, for Ryder System, Inc., a leading transportation and supply chain solutions company headquartered in Miami, Florida. Ms. O’Meara joined Ryder as Executive Vice President and General Counsel in June 1997 from the Chicago office of the law firm of Jones Day Reavis & Pogue, where she was a partner and chair of the firm’s global Environmental, Health and Safety Group. Ms. O’Meara has also served in a variety of federal government positions in Washington, D.C., including: Acting Assistant Attorney General under the first President Bush, heading the Environmental and Natural Resources Division of the U.S. Department of Justice; Deputy General Counsel of the U.S. Environmental Protection Agency; and Assistant to the General Counsel in the Office of the Secretary of the Army. Ms. O’Meara was a 1986-87 White House Fellow, and in that capacity, she served as Special Assistant to the White House Counsel and as Deputy Secretary of the Cabinet Domestic Policy Council.
2005

William C. Steere, Jr., age 69, has been the Chairman Emeritus of Pfizer Inc. since July 2001. He has been a director of Pfizer Inc. since 1987, was Chairman of the Board from 1992 to April 2001 and was Chief Executive Officer from February 1991 to December 2000. Mr. Steere also serves on the board of directors of Dow Jones & Company, Inc., MetLife, Inc., the New York University Medical Center, The New York Botanical Garden, the Naples Symphony, and the Board of Overseers of Memorial Sloan-Kettering Cancer Center.	2003

Randolph W. Westerfield, Ph.D., age 64, is Dean Emeritus and the Charles B. Thornton Professor of Finance at the Marshall School of Business at the University of Southern California. From 1993 to 2004, Dr. Westerfield served as Dean of the Marshall School of Business. Previously, he was a member of the finance faculty at the Wharton School of Business at the University of Pennsylvania, for 20 years. Dr. Westerfield also serves on the Board of Directors of Nicolas Applegate Growth Equity Fund.	2000

PROPOSAL TWO:

APPROVAL OF THE
HEALTH MANAGEMENT ASSOCIATES, INC.
2006 OUTSIDE DIRECTOR RESTRICTED STOCK AWARD PLAN

Background, Purpose and Effective Date

On December 7, 2005, the board of directors adopted the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan, referred to as the Plan, and recommended that it be submitted to our stockholders for approval at the annual meeting. If approved, the Plan will become effective as of the date of the annual meeting.

The purpose of the Plan is to attract, retain and compensate highly qualified individuals who are not employees or affiliates of the company or any of its subsidiaries to serve as directors and to enable them to increase their ownership of common stock, thereby increasing their proprietary interest in the company and their alignment with the interests of stockholders.

The Plan provides for automatic grants of restricted stock awards to outside directors on January 1 of each year. Under the current Health Management Associates, Inc. Stock Option Plan for Outside Directors, approved by stockholders in 1996 and referred to herein as the 1996 Plan, grants of restricted stock awards are not permissible. In addition, substantially all of the shares available under the 1996 Plan have been granted. The summary of the Plan set forth below is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix A to this proxy statement. Stockholders are urged to read the Plan in its entirety.

Stock Subject to the Plan

The maximum number of shares of common stock with respect to which restricted stock awards may be awarded under the Plan (subject to any adjustments as provided in the Plan) will not, in the aggregate, exceed 200,000 shares.

Administration

The Plan will be administered by the board of directors, which will have the sole authority to (1) interpret the Plan, (2) adopt, amend and rescind rules and regulations for the administration of the Plan, and (3) administer the Plan and make all determinations in connection therewith. No member of the board of directors who is a participant in the Plan may participate in any decision with respect to Plan administration, amendment or termination.

Eligibility

Only our “outside directors” will be participants in the Plan. For purposes of the Plan, an “outside director” will be any member of the board of directors who, as of the close of business on the date of the annual meeting of stockholders, (1) is not currently an officer or employee of the company or any of its subsidiaries, (2) does not receive compensation, either directly or indirectly, from the company or any of its subsidiaries, for services rendered in any capacity other than as a director, except for an amount that does not exceed $60,000, (3) does not possess an interest in certain other related transactions that would be required to be disclosed in this proxy statement, and (4) is not engaged in a business relationship for which disclosure would be required in this proxy statement.

If all the director nominees described in this proxy statement are elected to serve as directors, there will be seven directors who qualify as “outside directors” and who will therefore be participants in the Plan.

Awards and Vesting

Under the Plan, each outside director will automatically be granted a restricted stock award for 3,500 shares of common stock on January 1 each year. If the Plan is approved by stockholders at the annual meeting, the outside directors will be granted their January 1, 2006 restricted stock awards at the conclusion of the annual meeting. The shares of common stock underlying the restricted stock awards granted under the Plan will vest in equal installments over four years, with the restricted stock awards to be granted automatically upon stockholder approval to vest in equal installments on January 1, 2007, January 1, 2008, January 1, 2009 and January 1, 2010. In the event of the death of a Plan participant prior to the complete vesting of an award, the unvested portion of an award shall vest in accordance with its terms, only with respect to that portion of an award that would otherwise vest at the conclusion of the grant year in which the death of a Plan participant occurs. In the event a Plan participant is no longer an outside director, the unvested portion of an award shall vest in accordance with its terms, only with respect to that portion of an award that would otherwise vest at the conclusion of the grant year in which the participant is no longer an outside director. All other portions of an award, as of the date of the Plan participant’s death or the date upon which the Plan participant is no longer an outside director, will be forfeited.

Rights with Respect to Shares

Prior to the vesting of any shares of common stock represented by restricted stock awards under the Plan, a Plan participant will have all of the other rights of a stockholder with respect to such shares, including, but not limited to, the right to receive dividends and the right to vote such shares at any stockholders’ meeting.

A participant may be required, at the discretion of the board of directors, to enter into an agreement requiring the payment of dividends on the unvested shares underlying an award into an escrow or similarly segregated account, and providing for the disbursement of such dividends to the participant only upon the vesting of the underlying shares to which such dividends relate, and for the forfeiture of the participant’s right to such dividends in the event that the shares to which such dividends relate do not vest and are forfeited.

Cash Bonuses

If the board of directors so determines in its discretion, the company may make a cash payment to a Plan participant in connection with the grant of restricted stock awards pursuant to the Plan, the vesting or lapsing of restrictions applicable to a restricted stock award under the Plan, or the payment by a Plan participant of any taxes related thereto.

Restrictions and Adjustments

Restricted stock awards under the Plan or the shares of common stock underlying an award may not be sold, transferred, pledged, margined or otherwise encumbered in any way prior to the vesting of such shares. In the event that the board of directors determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, or similar corporate transaction affects the common stock such that an adjustment is appropriate, then the board of directors may adjust (1) the maximum number or class of shares available under the Plan, (2) the number or class of unvested shares subject to any outstanding award, and (3) the number or class of shares of common stock to be awarded each year under the Plan.

Change in Control

Upon the occurrence of a change in control of the company, the right of any Plan participant to receive shares upon the vesting of any then-outstanding awards will be canceled and the company will be required to make a cash payment to Plan participants in an amount equal to the highest price per share received by stockholders in connection with the change in control, multiplied by the number of shares of common stock subject to an award under the Plan, with any non-cash consideration to be valued in good faith by the board of directors.

Amendment or Termination of Plan

The Plan may be amended by the board of directors as it deems advisable; provided, however, that no amendment shall be made without the approval of the company’s stockholders that would (1) increase the maximum number of shares of common stock that may be awarded under the Plan, (2) terminate restrictions applicable to awards, or (3) provide for awards not permitted pursuant to the terms of the Plan. The Plan may also be terminated by the board of directors as it deems advisable. Unless earlier terminated by the board of directors, the Plan will terminate and no further awards may be granted under the Plan after February 21, 2016. Without the consent of a participant, no amendment may materially diminish any of the rights of a participant under any award previously granted to such participant under the Plan.

Securities Act Registration

We intend to register the shares of common stock available under the Plan with the Securities and Exchange Commission pursuant to a registration statement on Form S-8 if the Plan is approved by our stockholders at the annual meeting.

New Plan Benefits

The table below shows the restricted stock awards that will be awarded at the conclusion of the annual meeting if the Plan is approved by stockholders, and assuming that all of the outside director nominees to the board of directors are re-elected.

New Plan Benefits

Name and Position	Dollar Value (1) ($)	Restricted Stock (#)
Non-Executive Director Group
Kent P. Dauten	$76,895	3,500
Donald E. Kiernan	76,895	3,500
Robert A. Knox	76,895	3,500
William E. Mayberry, M.D.	76,895	3,500
Vicki A. O’Meara	76,895	3,500
William C. Steere, Jr.	76,895	3,500
Randolph W. Westerfield, Ph.D.	76,895	3,500
Executive Group (2)	—	—
Non-Executive Officer Employee Group (3)	—	—

(1)	For illustrative purposes, represents the dollar value of the restricted stock award based on $21.97, the closing price of our common stock on the New York Stock Exchange on January 10, 2006.

(2)	The Executive Group includes all named executives. None of the named executives are eligible to participate in the Plan.

(3)	The Non-Executive Officer Employee Group includes all company personnel who are not in the Non-Executive Director Group or the Executive Group. Only persons in the Non-Executive Director Group are eligible to participate in the Plan.

Required Vote and Board Recommendation

Assuming the presence of a quorum, the affirmative vote of at least a majority of the shares of common stock present at the annual meeting, in person or by proxy, without regard to broker non-votes, is required to approve the Plan.

The board of directors recommends a vote in favor of the proposal to approve the Plan and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

Securities Authorized for Issuance under Equity Compensation Plans as of September 30, 2005
Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	14,508,068	$15.71	9,042,231
Equity compensation plans not approved by security holders	—	—	—
Totals	14,508,068	$15.71	9,042,231

(1)	Includes stock options and contingent stock incentive awards granted to corporate officers and management staff pursuant to the 1996 Executive Incentive Compensation Plan. See “REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION — Executive Officer Compensation” beginning on page 30.

PROPOSAL THREE:

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended September 30, 2005, which is referred to as fiscal 2005 in this proxy statement. The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. This selection will be presented to stockholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of the company’s independent registered public accounting firm.

The board of directors recommends a vote in favor of the proposal to ratify the selection of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending September 30, 2006, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

We have been advised by Ernst & Young LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Our audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm, in accordance with applicable law, rules or regulations. The audit committee has pre-approved all such fees paid to Ernst & Young LLP.

Audit Fees

The table below shows the fees for professional services provided by our independent registered public accounting firm, Ernst & Young LLP, during each of our last two fiscal years:

	Fiscal 2005	Fiscal 2004
Audit Fees	$3,229,990	$1,123,050
Audit-Related Fees	147,594	49,755
Tax Fees — Preparation and Compliance	324,830	486,361
Total Audit, Audit-Related and Tax Preparation and Compliance Fees	3,702,414	1,659,166

Other Non-Audit Fees:
Tax Fees — Other	104,914	1,039,950
All Other Fees	—	—
Total — Other Fees	104,914	1,039,950

Total — All Fees	$3,807,328	$2,699,116

Fees for audit services were primarily for professional services rendered for the audits of our fiscal 2005 and fiscal 2004 financial statements, the audits of internal controls over financial reporting (Sarbanes-Oxley Section 404) in fiscal 2005, the review of our financial statements included in our quarterly reports on Form 10-Q that we filed with the Securities and Exchange Commission during fiscal 2005 and fiscal 2004 and services for other statutorily required audits.

Audit-related fees were for assurance and related services that were related to the performance of audits and reviews of our financial statements in fiscal 2005 and fiscal 2004. These services primarily consisted of the audit of an employee benefit plan and various other permitted consultation and review procedures.

Tax Fees-Preparation and Compliance were professional fees for services rendered in conjunction with the filing of our annual tax returns in fiscal 2005 and fiscal 2004. Tax Fees-Other were professional fees for various tax planning and advisory services in fiscal 2005 and fiscal 2004.

For each of fiscal 2005 and fiscal 2004, Ernst & Young LLP provided no services other than as set forth above under Audit Fees, Audit-Related Fees, Tax Fees-Preparation and Compliance and Tax Fees-Other.

The audit committee has considered whether the provision of the services described above is compatible with maintaining the independence of Ernst & Young LLP and has determined that the provision of such services by Ernst & Young LLP is compatible with such firm’s independence.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to those circumstances where these services are considered integral to the audit services that it provides or where there is another compelling rationale for using its services.

All audit and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE TO STOCKHOLDERS

The audit committee is currently comprised of four members of the board of directors, each of whom is independent pursuant to the New York Stock Exchange’s listing standards. The duties and responsibilities of the audit committee are set forth in the audit committee charter, in the form adopted by the board of directors on December 8, 2004. The audit committee charter is attached as Appendix B to this proxy statement.

The audit committee reviews the company’s financial statements and internal accounting procedures with the company’s independent registered public accounting firm, discusses the possible effects of professional services upon the independence of the company’s independent registered public accounting firm, provides oversight review of the company’s corporate compliance program, assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits, and has other duties and functions as described in its charter.

The audit committee has:

•	reviewed and discussed the company’s audited financial statements for fiscal 2005 with the company’s management and with Ernst & Young LLP, the company’s independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

When evaluating Ernst & Young LLP’s independence, the audit committee considered a number of factors, including whether Ernst & Young LLP’s provision of services to the company beyond those rendered in connection with their audit and review of the company’s consolidated financial statements was compatible with maintaining auditor independence. The audit committee also reviewed the amount of fees paid to Ernst & Young LLP for audit and non-audit services.

The audit committee discussed with the company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditors and independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

Based on the audit committee’s review of such discussions and reports, and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements for fiscal 2005 be included in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission. The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

Kent P. Dauten, Chairman
Donald E. Kiernan
William E. Mayberry, M.D.
Randolph W. Westerfield, Ph.D.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal 2005. Each director attended at least 75% of the total of such board meetings and meetings of board committees on which he served.

Board Committees

The board of directors has standing audit, compensation, corporate governance and nominating, and executive committees.

The charters of each of our board committees, our corporate governance guidelines (which are designed to promote the efficient operation of our board of directors), and our code of business conduct and ethics, are available on our website located at www.hma-corp.com under the “Investor Relations” heading in the “Corporate Governance” subheading. We will provide, upon the request of any stockholder and without charge in accordance with the stockholder communication procedures described on page 23, a printed copy of any or all of these corporate governance documents. The information contained on our website is not a part of this proxy statement.

Our board of directors has affirmatively determined that Mr. Dauten, Mr. Kiernan, Mr. Knox, Dr. Mayberry, Ms. O’Meara, Mr. Steere and Dr. Westerfield are each independent for purposes of the listing standards of the New York Stock Exchange. In determining independence, the board of directors affirmatively determines each year whether directors have any material relationship with the company. When assessing the materiality of a director’s relationship with the company, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. The board also considers the frequency or regularity of any services provided by directors, whether such services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the company as those prevailing at the time from unrelated parties for comparable transactions. The board of directors has concluded that no material relationship exists between the company and any of its independent directors, other than each such person’s position as one of our directors.

Our independent directors, in accordance with the listing standards of the New York Stock Exchange, meet in executive session on a regular basis without management present. Mr. Knox is the presiding director at each such meeting. Interested parties may communicate directly with our independent directors by sending correspondence to our Corporate Secretary in accordance with the stockholder communications procedures described on page 23. Any such correspondence should be specifically directed to the attention of the independent directors.

Audit Committee

The current members of the audit committee are Mr. Dauten (Chairman), Mr. Kiernan, Dr. Mayberry and Dr. Westerfield. In addition to being independent for purposes of the listing standards of the New York Stock Exchange, the board of directors has determined that all of the members of the audit committee are independent for purposes of applicable Securities and Exchange Commission rules. The board of directors has also determined that Mr. Kiernan qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based upon his professional work experience as referenced in his biography on page 11. Mr. Kiernan serves on the audit committee of more than three public companies, and the board of directors has determined that such service does not impair Mr. Kiernan’s ability to effectively serve on our audit committee.

The audit committee reviews with Ernst & Young LLP, our independent registered public accounting firm, the company’s financial statements and internal control over financial reporting, Ernst & Young LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Ernst & Young LLP. In addition, the audit committee provides oversight review of the company’s corporate compliance program.

The audit committee works closely with our executive management team, our internal auditors and our independent registered public accounting firm to assist the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the audit committee is charged with assisting the board of directors in its oversight of: (1) the integrity of the company’s financial statements; (2) the company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the company’s independent registered public accounting firm; and (4) the performance of both the company’s internal auditors and its independent registered public accounting firm.

The audit committee is also responsible for preparing the committee’s report set forth above that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the audit committee charter.

The audit committee’s charter, which was most recently amended and restated on December 8, 2004, is attached to this proxy statement as Appendix B.

The audit committee held 11 meetings during fiscal 2005. The audit committee’s report relating to fiscal 2005 begins on page 18.

Compensation Committee

The current members of the compensation committee are Mr. Dauten, Mr. Knox (Chairman) and Mr. Steere. The Board of Directors has determined that all of the members of the compensation committee are independent for purposes of the listing standards of the New York Stock Exchange. The compensation committee is responsible for reviewing and approving the company’s goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer in light of those goals and objectives, and, either as a committee or together with the other independent directors of the board of directors (as directed by the board of directors), determining and approving the compensation of the Chief Executive Officer based on such evaluation.

In addition, the compensation committee is responsible for making recommendations to the board of directors with respect to: (1) non-Chief Executive Officer executive officer compensation, incentive compensation plans and equity-based compensation plans; (2) discharging the board of directors’ responsibilities relating to the compensation of our executives; (3) preparing the committee’s report on executive officer compensation that Securities and Exchange Commission rules require be included in our annual proxy statement; and (4) performing such other tasks that are consistent with the compensation committee charter.

The compensation committee held four meetings during fiscal 2005. The compensation committee’s report relating to fiscal 2005 begins on page 30.

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Dauten, Mr. Kiernan (Chairman), Mr. Knox and Ms. O’Meara. The Board of Directors has determined that all of the members of the corporate governance and nominating committee are independent for purposes of the listing standards of the New York Stock Exchange. The corporate governance and nominating committee seeks to enhance the quality and diversity of nominees to the board of directors and is charged with identifying individuals qualified, consistent with criteria approved by the board of directors, to become directors and recommending that the board of directors nominate such qualified persons for election as directors.

The committee is also responsible for shaping the company’s corporate governance, overseeing the evaluation of the board of directors and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The corporate governance and nominating committee recommended the nine director nominees described in this proxy statement for election at the annual meeting. The corporate governance and nominating committee also considers and establishes procedures regarding stockholder recommendations for nominations to the board of directors. Such recommendations for nominations should be sent to: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary. The Corporate Secretary will forward such recommendations to the corporate governance and nominating committee.

It is the policy of the corporate governance and nominating committee, consistent with the company’s corporate governance guidelines, that all persons nominated to be a director possess the following qualifications and attributes: the highest level of personal and professional ethics, integrity and values; practical wisdom and mature judgment; broad training and experience at the policy-making level in business or finance; useful expertise that is complementary to the background and experience of the other directors; a willingness to devote the required time to carry out the duties and responsibilities of being a director; a commitment to serve on the board of directors for several years in order to develop an in-depth knowledge about our business and operations; an ability to objectively appraise the performance of management; and involvement only in activities or interests that do not conflict with his or her responsibilities to us and our stockholders.

The corporate governance and nominating committee evaluates director candidates that it believes meet the criteria described above through reference and background checks, interviews and an analysis of each candidate’s specific qualifications and attributes in light of the composition of the board of directors and our leadership needs at the time. Women and minority candidates are also sought as part of the corporate governance and nominating committee’s potential director identification and recruitment efforts. From time to time, the corporate governance and nominating committee may also engage the services of an outside consultant to assist it by conducting searches to identify director candidates, evaluating candidates’ qualifications, handling reference and background checks, and making initial contact with potential candidates.

The corporate governance and nominating committee held four meetings during fiscal 2005.

Executive Committee

The current members of the executive committee are Mr. Dauten, Mr. Knox, Mr. Steere and Mr. Schoen (Chairman). The executive committee is empowered to take such actions and have such responsibilities as the board of directors may determine from time to time that are not the responsibility of any other committee of the board of directors.

The executive committee held three meetings during fiscal 2005.

Director Attendance at Annual Meetings

Company policy requires that each director attend the company’s annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our directors attended the 2005 annual meeting of stockholders.

Stockholder Communications

Stockholders and other securityholders may send correspondence by mail to the full board of directors, to specific board committees or to individual directors (including correspondence recommending nominees to the board of directors as discussed above under Corporate Governance and Nominating Committee). Stockholders and other securityholders should address such correspondence to the board of directors or the relevant committee or director in care of: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

The Corporate Secretary will promptly forward all stockholder correspondence as appropriate. The Corporate Secretary is also responsible for identifying correspondence that does not directly relate to matters for which the board of directors is responsible and forwarding such correspondence to the appropriate person(s) within the company, as well as identifying and, if appropriate, directly responding to inappropriate correspondence.

Directors’ Compensation

Only independent directors receive compensation for their services to the company as directors. The company does not consider Mr. Schoen, its non-employed Chairman of the Board, to be an independent director and, accordingly, he does not receive the cash compensation and equity compensation payable to independent directors described below. In addition, Mr. Vumbacco is paid no compensation for his service as a director.

Cash Compensation

Each independent director is paid $10,000 per quarter for service as a director. The chairman of each of the audit committee, compensation committee, and corporate governance and nominating committee also receives an additional $5,000 annually.

In addition, each independent director receives $5,000 for each board of directors’ meeting attended, and each respective committee member receives the following fees: $5,000 for each executive committee meeting attended; $3,000 for each audit committee meeting attended; $1,500 for each corporate governance and nominating committee meeting attended; and $1,500 for each compensation committee meeting attended.

We also reimburse directors for reasonable expenses incurred by them in connection with attendance at board and committee meetings.

During fiscal 2005, we paid an aggregate of $550,000 to our independent directors for services on our board and its committees. Except as described below under “Equity Compensation,” there were no other compensation arrangements with any of our independent directors.

Equity Compensation

Under the Health Management Associates, Inc. Stock Option Plan for Outside Directors, the company is authorized to grant each independent director a ten year option to purchase shares of common stock at an exercise price equal to the market price of the common stock on the date of grant. On May 24, 2005, Mr. Dauten, Mr. Kiernan, Mr. Knox, Mr. Steere, Dr. Mayberry and Dr. Westerfield were each granted an option, expiring on May 23, 2015, to purchase 5,000 shares of our common stock at an exercise price of $24.75 per share. Each option becomes exercisable pro rata with respect to 1,250 shares on the first, second, third and fourth anniversaries of the date of the grant. None of the options is transferable, except by will or intestacy, and during the director’s lifetime, the option is exercisable only by him. Unexercised options lapse 90 days after the date a director ceases to be a director, except that in the event of the director’s death while serving as a director, the option will lapse six months after his or her date of death.

During fiscal 2005, Mr. Kiernan exercised options to purchase 1,250 shares at $16.60 per share and 1,250 shares at $18.56 per share.

If the 2006 Outside Director Restricted Stock Award Plan is approved by stockholders at the annual meeting, our outside directors will receive awards of restricted stock thereunder. See “PROPOSAL TWO: APPROVAL OF THE HEALTH MANAGEMENT ASSOCIATES, INC. 2006 OUTSIDE DIRECTOR RESTRICTED STOCK AWARD PLAN” on page 13.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee: (1) was an officer or employee of the company or any of its subsidiaries during fiscal 2005; (2) was formerly an officer of the company or any of its subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

EXECUTIVE COMPENSATION

The table below shows information on the annual and long-term compensation paid, for services rendered to us in all capacities for the fiscal years ended September 30, 2005, 2004 and 2003, to our Chief Executive Officer and our next four most highly compensated executive officers (together, the “named executives”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)		Restricted Stock Awards ($)(12)	Options (#)	LTIP Payouts ($)(13)	All Other Compensation ($)
William J. Schoen	2005	$300,000	0	$122,776	(4)	0	0	$1,000,000	0
Chairman of the Board	2004	300,000	0	86,569	(4)	0	0	1,000,000	0
	2003	300,000	0	132,312	(4)	0	0	1,000,000	0

Joseph V. Vumbacco (5)	2005	$700,000	$437,500	$111,239	(6)	$437,500	0	0	0
Chief Executive Officer	2004	675,000	843,750	114,598	(6)	843,750	150,000	0	0
and Vice Chairman	2003	650,000	812,500	82,285	(6)	812,500	100,000	0	0

Robert E. Farnham	2005	$300,000	$150,000	$32,744	(7)	$150,000	0	0	0
Senior Vice President and	2004	285,000	285,000	33,508	(7)	285,000	50,000	0	0
Chief Financial Officer	2003	260,000	260,000	27,197	(7)	260,000	30,000	0	0

Peter M. Lawson (8)	2005	$320,000	$160,000	$38,239	(9)	$160,000	0	0	0
Executive Vice President	2004	302,500	302,500	35,504	(9)	302,500	40,000	0	0
— Hospital Operations	2003	276,250	276,250	23,432	(9)	276,250	30,000	0	0

Jon P. Vollmer (10)	2005	$320,000	$160,000	$38,757	(11)	$160,000	0	0	0
Executive Vice President	2004	302,500	302,500	55,706	(11)	302,500	40,000	0	0
— Hospital Operations	2003	276,250	276,250	31,198	(11)	276,250	30,000	0	0

(1)	The amounts shown include cash compensation earned and paid during the fiscal year indicated and cash compensation deferred at the election of each named executive. Mr. Schoen’s salary figure for fiscal 2004 includes payments made to him as the company’s employed Chairman of the Board through the end of the first quarter of fiscal 2004 and payments made to him as the company’s non-employed Chairman of the Board for the remainder of fiscal 2004, pursuant to an arrangement whereby Mr. Schoen performs services on behalf of the company in addition to the services he provides to the company as a director.

(2)	The bonuses shown were awarded and paid in the succeeding fiscal year for services rendered during the fiscal year indicated.

(3)	The amounts reported for personal use of the company’s aircraft by Mr. Schoen and Mr. Vumbacco, and their respective families or guests, reflect a change in the valuation methodology from prior years in which the cost of personal use of company aircraft had been calculated using the Standard Industry Fare Level (SIFL) formula established by the Internal Revenue Service. Amounts for Fiscal 2004 and amounts for the year ended September 30, 2003, referred to as fiscal 2003, have been recalculated so that amounts are reported on a consistent basis.

(4)	The amount shown for Mr. Schoen for fiscal 2005 consists of: $10,996 for automobile expenses paid by the company on his behalf; $96,921 attributable to his personal use of the company’s aircraft; $5,259 for health insurance; and a $9,600 club membership allowance. The amount shown for Mr. Schoen for fiscal 2004 consists of: $19,016 for automobile expenses paid by the company on his behalf; $50,217 attributed to his personal use of the company’s aircraft; $7,736 for health insurance; and a $9,600 club membership allowance. The amount shown for Mr. Schoen for fiscal 2003 consists of: $19,016 for automobile expenses paid by the company on his behalf; $53,424 attributed to his personal use of the company’s aircraft; $5,843 for health insurance; $8,382 for life insurance; a $3,497 company 401(k) match; a $9,600 club membership allowance; and $32,550 for tax services paid by the company on his behalf.

(5)	Mr. Vumbacco is our Chief Executive Officer and Vice Chairman. Mr. Vumbacco was named Vice Chairman as of January 1, 2006. During each of the fiscal years reported, Mr. Vumbacco was also our President.

(6)	The amount shown for Mr. Vumbacco for fiscal 2005 consists of: $18,519 for automobile expenses paid by the company on his behalf; $67,699 attributable to his personal use of the company’s aircraft; $11,780 for health insurance; $5,544 for life insurance; a $3,497 company 401(k) match; a $3,000 club membership allowance; and $1,200 for tax services paid by the company on his behalf. The amount shown for Mr. Vumbacco for fiscal 2004 consists of: $16,373 for automobile expenses paid by the company on his behalf; $82,533 attributable to his personal use of the company’s aircraft; $ 5,583 for health insurance; $3,612 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance. The amount shown for Mr. Vumbacco for fiscal 2003 consists of: $15,410 for automobile expenses paid by the company on his behalf; $40,663 attributable to his personal use of the company’s aircraft; $6,053 for health insurance; $3,612 for life insurance; a $3,497 company 401(k) match; a $3,000 club membership allowance; and $10,050 for tax services paid by the company on his behalf.

(7)	The amount shown for Mr. Farnham for fiscal 2005 consists of: $16,971 for automobile expenses paid by the company on his behalf; $7,208 for health insurance; $1,518 for life insurance; a $3,497 company 401(k) match; a $3,000 club membership allowance; and $550 for tax services paid by the company on his behalf. The amount shown for Mr. Farnham for fiscal 2004 consists of: $11,433 for automobile expenses paid by the company on his behalf; $14,696 for health insurance; $882 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance. The amount shown for Mr. Farnham for fiscal 2003 consists of: $11,433 for automobile expenses paid by the company on his behalf; $3,356 attributable to his personal use of the company’s aircraft; $4,529 for health insurance; $882 for life insurance; a $3,497 company 401(k) match; a $3,000 club membership allowance; and $500 for tax services paid by the company on his behalf.

(8)	Mr. Lawson was named an executive officer on January 1, 2003. The amounts shown for Mr. Lawson for fiscal 2003 include compensation paid to him for the entire fiscal year.

(9)	The amount shown for Mr. Lawson for fiscal 2005 consists of: $15,910 for automobile expenses paid by the company on his behalf; $14,992 for health insurance; $840 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance. The amount shown for Mr. Lawson for fiscal 2004 consists of: $15,910 for automobile expenses paid by the company on his behalf; $12,257 for health insurance; $840 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance. The amount shown for Mr. Lawson for fiscal 2003 consists of: $10,607 for automobile expenses paid by the company on his behalf; $5,488 for health insurance; $840 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance.

(10)	Mr. Vollmer was named an executive officer on January 1, 2003. The amounts shown for Mr. Vollmer for fiscal 2003 include compensation paid to him for the entire fiscal year.

(11)	The amount shown for Mr. Vollmer for fiscal 2005 consists of: $19,067 for automobile expenses paid by the company on his behalf; $11,933 for health insurance; $1,260 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance. The amount shown for Mr. Vollmer for fiscal 2004 consists of: $19,177 for automobile expenses paid by the company on his behalf; $28,772 for health insurance; $1,260 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance. The amount shown for Mr. Vollmer for fiscal 2003 consists of: $12,785 for automobile expenses paid by the company on his behalf; $4,951 attributable to his personal use of the company’s aircraft; $5,705 for health insurance; $1,260 for life insurance; a $3,497 company 401(k) match; and a $3,000 club membership allowance.

(12)	The amounts shown reflect contingent awards of common stock pursuant to the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan. The awards shown were made in the succeeding fiscal year for services rendered during the fiscal year indicated and for future services to be provided during the period following the grant and prior to the vesting of the award on the fourth anniversary of grant. The dollar values shown represent the aggregate market value of the shares awarded on the respective dates of the awards. Without giving effect to awards made after the close of fiscal 2005, the aggregate numbers and dollar values of such shares credited to the respective individuals’ contingent award accounts at the end of fiscal 2005, based on the market value of the common stock at that time ($23.47 per share), were: Mr. Schoen — 9,817 shares ($230,405); Mr. Vumbacco — 143,846 shares ($3,376,066); Mr. Farnham — 43,536 shares ($1,021,790); Mr. Lawson — 35,113 shares ($824,102); and Mr. Vollmer — 35,113 shares ($824,102). Dividends are not payable on these shares, but customary anti-dilution adjustments apply in the event of stock splits and stock dividends.

(13)	The amounts shown reflect the payment of benefits under the Health Management Associates, Inc. Supplemental Executive Retirement Plan. See “EXECUTIVE COMPENSATION — Supplemental Executive Retirement Plan” on page 29.

Stock Options

No stock options were granted to any of the named executives in fiscal 2005.

The table below shows information with respect to (1) options exercised by the named executives during fiscal 2005; and (2) unexercised options held by them at the end of fiscal 2005.

Aggregated Option Exercises in Fiscal 2005
and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value	Number of Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised in-the-Money Options at Fiscal Year-End ($) (1)
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Schoen	2,550,000	$26,729,541	4,625,000	—	$50,033,750	—
Joseph V. Vumbacco	—	—	2,027,500	187,500	17,683,250	412,250
Robert E. Farnham	—	—	251,375	60,000	1,661,409	126,300
Peter M. Lawson	93,750	590,900	95,000	52,500	325,000	121,050
Jon P. Vollmer	35,000	310,550	202,500	52,500	923,200	121,050

(1)	Expressed as the excess of the market value of the common stock at the end of fiscal 2005 ($23.47) over the exercise price of each option.

Employment Agreements

The company does not have employment agreements with any of its executive officers.

Mr. Schoen is serving a one-year term as our non-employed Chairman of the Board and his annual cash compensation for such service is $300,000. As the non-employed Chairman of the Board, Mr. Schoen’s duties and responsibilities include, among other things, periodic review of the company’s business plans, budgets, business strategies, financial statements and other financial information. Mr. Schoen also periodically reviews the company’s commercial and investment banking relationships, and he consults the company with respect to any contemplated capital markets’ transactions and with respect to certain other transactions that would affect the company’s financial position. See also Footnote 1 to the Summary Compensation Table on page 25.

Supplemental Executive Retirement Plan

The company’s Supplemental Executive Retirement Plan, or the Supplemental Plan, is a deferred compensation plan for key executive employees that is not intended to be tax-qualified. It commenced on May 1, 1990 for the company’s executive officers. Each participant in the Supplemental Plan is entitled to receive a fixed monthly benefit, commencing on his or her normal retirement date, for the longer of 120 months or his or her life. The monthly benefit, which is determined by the board of directors, may vary for each participant and may be changed periodically by the board. During fiscal 2005, the company recorded $1,080,000 of deferred compensation expense in respect of the Supplemental Plan. The annual payment to each of the named executives, upon each named executive reaching age 62 and assuming he qualifies for payments under the Supplemental Plan at such time, is estimated to be as follows: Mr. Vumbacco — $275,000; Mr. Farnham — $121,000; Mr. Lawson — $121,000; and Mr. Vollmer — $121,000. Mr. Schoen is presently receiving an annual payment of $1,000,000 under the Supplemental Plan. To qualify for benefits, a participant must continue as an employee until age 62, must be an employee for at least five years after commencing participation, and must not compete with the company while participating in the Supplemental Plan. With respect to participants who have met these qualifications, a rabbi trust can be established to hold company contributions. Generally, no benefit is paid if employment is terminated before a participant reaches his or her normal retirement date, regardless of the reason. However, benefits are payable if a participant’s employment is terminated following a change of ownership of the company (as that term is defined in the Supplemental Plan). Upon such a change of ownership, a rabbi trust must be established for participants who have not begun to receive benefit payments and all contributions must be made to such trust in accordance with the Supplemental Plan. In that case, the actuarial equivalent of a participant’s retirement benefit is paid in a single sum as soon as practicable after termination of employment for any reason. If such a change of ownership occurs after a participant has already begun to receive benefit payments, the actuarial equivalent of the remaining benefits payable will be paid in a single sum. In the event a participant dies after qualifying for retirement benefits but before all retirement benefits are paid, the remaining benefits payable will be paid to the participant’s designated beneficiary or legal representative. Life insurance contracts have been purchased by the company to provide some or all of the benefits under the Supplemental Plan. Such contracts may be held by, or made payable to, any rabbi trusts established in connection with the Supplemental Plan.

REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO
EXECUTIVE COMPENSATION

Executive Compensation Philosophy

The fundamental compensation philosophy of the board of directors is that there should be a substantial and meaningful connection between executive officer compensation, the quality of health care services delivered by the company’s hospitals and stockholder value. The compensation committee is comprised solely of independent directors and is charged with administering the company’s 1996 Executive Incentive Compensation Plan and prior stock option plans. Under the compensation committee’s supervision, the company has developed and implemented compensation policies, plans and programs designed to enhance the quality of health care services delivered by the company’s hospitals as well as increase stockholder value by closely aligning the financial interests of the company’s executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are intended to serve only as a portion of an executive’s achievable compensation.

The board of directors believes that attracting and retaining high caliber executives is essential to the company’s continued growth and success. The board of directors further believes that the company’s long term success is enhanced by a comprehensive compensation program that includes different types of incentives for motivating executives and rewarding outstanding service, including awards that link compensation to applicable performance measures. To a large degree, the company relies on annual and long-term incentive compensation to both attract and retain executives of outstanding ability and motivate them to perform to the full extent of their abilities. Both the annual and long-term components of the incentive compensation policy are closely tied to quality of health care services provided, profitability and stockholder value. In years of outstanding achievement, the board of directors believes that executive officers should be substantially rewarded for their respective contributions to the company’s success through a combination of contingent cash and stock-based incentive awards.

The Executive Incentive Compensation Plan

The Executive Incentive Compensation Plan, or EICP, was approved by the stockholders in 1996 and is a comprehensive executive compensation plan providing for contingent grants of performance or annual incentive awards that may be settled in cash, stock or other property, as well as stock options, stock appreciation rights, restricted stock, deferred stock or other stock-related awards.

Executive Officer Compensation

The current total compensation program for executive officers consists of both cash and stock-based compensation. The annual cash compensation consists of a base salary and the awarding of contingent incentive bonuses pursuant to the EICP, as described below. Base salaries are fixed at levels that the compensation committee believes to be generally at or below amounts paid to highly-qualified senior executives at other large companies engaged in similar businesses. Beginning in fiscal 2006, salaries are generally reviewed every twelve months and may be increased based on (1) the compensation committee’s consensus that an individual executive’s contribution to the success of the company has increased, and/or (2) increases in competitive pay levels. Previously, salaries were generally reviewed every eighteen months.

In general, annual contingent cash compensation incentives for executives are intended to reflect the company’s belief that management’s contribution to improving the quality of health care services and stockholder return are related to earnings growth. Pursuant to the current incentive compensation program under the EICP, a bonus (calculated as a percentage of base salary) may be paid to participants for each year in which the company achieves, based upon audited fiscal year-end results, at least 75% of its profit plan. Each participant in this incentive compensation program is in one of eight bonus categories (ranging from 10% to 125% of annual base salary), and each participant’s proportionate share of his or her annual bonus depends upon the profit percentage achieved by the company. Participants in this incentive compensation program are selected and assigned to bonus categories by the compensation committee. The company’s executive officers who participate in this incentive compensation program are selected and assigned to bonus categories by the compensation committee.

Currently, long-term incentives are intended to be provided through the grant of contingent stock awards. Under the EICP, the compensation committee has the authority to determine the individuals to whom stock awards are granted, the terms on which grants are made, as well as the vesting term and the number of shares subject to each grant. Through the grant of contingent stock awards, the objective of retaining future services of executive officers and aligning their long-range interests with improving health care services and stockholder return are met by providing them with the opportunity to build a meaningful equity stake in the company. In granting contingent stock awards to the company’s senior executives, the compensation committee reviews and considers the individual awards, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each executive. The market value as of the award grant date of the shares credited to an executive’s contingent award account for any fiscal year may not exceed 100% of the executive’s cash bonus for the same year under the incentive compensation program discussed above. During fiscal 2005, contingent stock awards respecting 75,512 shares of common stock were granted under the EICP to the named executives with a fair market value of approximately $1.7 million. No shares are issued or reserved for the executive’s account at the time of an award, but are instead issued after the fourth anniversary of the award grant date, provided the executive is still a company employee. No stock options were granted to any of the named executives in fiscal 2005.

Executive officers may also participate in the company’s Retirement Savings Plan, a 401(k) plan that includes both employer and employee contributions. In addition, the company has a deferred compensation program that provides payments to key executive employees selected by the board of directors who reach normal retirement age. The amount of the benefit provided each executive is at the discretion of the board. See “EXECUTIVE COMPENSATION — Supplemental Executive Retirement Plan” on page 29.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to their chief executive officers or any of the four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

While the tax impact of any compensation arrangement is one factor that is considered, such impact is also evaluated by the compensation committee in light of the company’s overall compensation philosophy and objectives. The compensation committee believes that circumstances exist where the provision of compensation that is not fully deductible may be more consistent with the compensation philosophy and objectives of the company and may be in the best interests of the company and its stockholders. The compensation committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m). Accordingly, the compensation committee reserves the authority to award compensation that may not be fully deductible.

Chief Executive Officer Compensation

For fiscal 2005, Mr. Vumbacco was paid a base salary in the aggregate amount of $700,000, which amount was approved by the compensation committee. The compensation committee believes this amount is at or below the amounts paid to other chief executive officers with comparable qualifications, experience, responsibilities and proven results at comparable companies.

The key factors used to determine Mr. Vumbacco’s overall fiscal 2005 compensation package was the compensation committee’s assessment of his ability and dedication to provide the leadership and vision necessary to enhance the long-term value of the company, as well as his exemplary leadership during the fourth quarter of fiscal 2005 in responding to Hurricane Katrina, which devastated Biloxi, Mississippi, where the company operates Biloxi Regional Medical Center, and Hurricane Wilma, which made landfall in Naples, Florida, where the company maintains its corporate headquarters.

Consistent with the company’s executive compensation philosophy, Mr. Vumbacco’s total compensation package depends largely on annual and long-term incentive compensation. The annual incentive component is currently made up of a cash bonus under the incentive compensation program of the EICP, paid after the end of the fiscal year and based on the quality of health care services delivered by the company’s hospitals, the profitability of the company and the satisfaction of the company’s growth objectives. The long-term incentive component currently takes the form of a contingent stock award under the EICP. Both the annual and long-term components of Mr. Vumbacco’s incentive compensation are variable and closely tied to the company’s performance in a manner that the compensation committee believes encourages his continued dedication to improving health care services and building stockholder value.

In evaluating Mr. Vumbacco’s performance and setting his incentive compensation as the company’s Chief Executive Officer, the compensation committee considered Mr. Vumbacco’s record during fiscal 2005 in the areas of quality of health care services provided by the company’s hospitals, management efficiency, the continued accreditation of the company’s health care facilities, the recruitment and retention of nurses and his outstanding leadership of the company in response to natural disasters. In this regard, the compensation committee considered Mr. Vumbacco’s role in the outstanding QSM patient satisfaction survey results achieved by the company during fiscal 2005. QSM is a quality management program that questions patients on various topics relating to the quality of health care received at the company’s subsidiary hospitals and compares the results against specific patient-care objectives set by management and staff physicians. In addition, all of the health care facilities operated by the company’s subsidiaries were fully accredited by the Joint Commission on Accreditation of Healthcare Organizations.

The compensation committee also considered Mr. Vumbacco’s strong leadership in the company’s fiscal 2005 acquisitions of five new hospitals and in meeting the company’s hospital acquisition goal during fiscal 2005. The company’s fiscal 2005 acquisitions added 795 licensed beds to the company’s total. Moreover, the compensation committee considered Mr. Vumbacco’s leadership role in the commencement of construction of the company’s new 100-bed hospital in Collier County, Florida. The compensation committee considered Mr. Vumbacco’s leadership in both the receipt by the company of a certificate of need from the State of Florida and the company’s ability to overcome litigation challenges from competitors who had opposed this much needed hospital in Collier County. As a result of Mr. Vumbacco’s efforts, the construction of this new 100-bed hospital, the first acute care de novo hospital in the company’s history, commenced during fiscal 2005.

In addition, the compensation committee considered Mr. Vumbacco’s exemplary leadership following the devastating impact of Hurricane Katrina, which affected the company’s hospital in Biloxi, Mississippi, and Hurricane Wilma, which made landfall in Naples, Florida. Mr. Vumbacco’s efforts and dedication enabled the company to quickly resume operations following the impact of these hurricanes. Furthermore, the compensation committee considered Mr. Vumbacco’s leadership in continued improvements to the company’s nursing recruitment and retention efforts, notwithstanding a continued national shortage of nursing personnel. During fiscal 2005, under Mr. Vumbacco’s stewardship, significant improvements in nursing turnover and vacancy rates as well as reductions in the use of outside agency nurse staffing were again achieved.

Finally, the compensation committee also considered Mr. Vumbacco’s leadership in achieving outstanding financial performance. Among the key indicators of the Company’s performance in fiscal 2005, net patient service revenue increased 12% from $3,174.8 million in fiscal 2004 to $3,554.5 million in fiscal 2005, and net income increased 8.6% from $325.1 in fiscal 2004 to 353.1 million in fiscal 2005. In addition, diluted earnings per share increased $0.10 in fiscal 2005 to $1.42 from $1.32 in fiscal 2004.

Mr. Vumbacco’s short-term and long-term incentive compensation package for fiscal 2005 included a cash bonus in an amount equal to 62.5% of his annual base salary (that being 50% of the amount for which he was eligible) and a contingent stock award in an amount equal to his cash bonus. Mr. Vumbacco’s compensation package focuses on the importance of ensuring his continued service to the company and improving the health care services delivered by the company’s subsidiary hospitals, as well as the need to increase stockholder value, by providing him with significant short-term and long-term incentive compensation for periods when performance objectives are met or exceeded.

Compensation Committee:

Robert A. Knox, Chairman
Kent P. Dauten
William C. Steere, Jr.

Stock Price Performance Graph

The following graph sets forth a comparison of the cumulative total stockholder return on our common stock during the five-year period ended September 30, 2005, based on the market price, with the cumulative total return of companies in the Standard & Poor’s 500 Stock Index (in which the company is included) and companies in the S&P Health Care Index (in which the company is also included).

Assumes $100 invested on September 30, 2000 in our common stock, the companies comprising the Standard & Poor’s 500 Stock Index and the companies currently comprising the S&P Health Care Index. Total return assumes reinvestment of dividends.

There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph above. We neither make nor endorse any predictions as to future stock performance.

CERTAIN TRANSACTIONS

Pursuant to a registration agreement dated as of September 2, 1988, William J. Schoen, the Chairman of the Board, and Robert A. Knox, a director, have certain demand and “piggyback” registration rights, at the company’s expense, with respect to registration under the Securities Act of 1933, as amended, of all of their shares of the company’s common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During fiscal 2005, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. In making this statement, we have relied solely on the written representations of our directors and executive officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2007 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2007 annual meeting of stockholders, we must receive stockholder proposals submitted for inclusion in our proxy materials no later than September 22, 2006. We will not include in our proxy materials stockholder proposals received after this date. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2007 annual meeting of stockholders if we receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2007 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials no later than December 6, 2006. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2007 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Health Management Associates, Inc., 5811 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108-2710, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one proxy statement and annual report to multiple stockholders sharing an address, unless we receive contrary instructions from one or more of such stockholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to ADP Householding Department at the telephone number and address noted below, a separate copy of our proxy statement and annual report to each stockholder at a shared address to which a single copy of the documents are delivered. Stockholders who wish to receive a separate copy of our proxy statement and annual report in the future should contact ADP’s Householding Department, either by calling toll free at (800) 542-1061, or by writing to ADP, Attn: Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. Finally, stockholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided also by contacting ADP’s Householding Department at the same number or address.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy R. Parry
Corporate Secretary

January 19, 2006

APPENDIX A

HEALTH MANAGEMENT ASSOCIATES, INC.
2006 OUTSIDE DIRECTOR RESTRICTED STOCK AWARD PLAN

HEALTH MANAGEMENT ASSOCIATES, INC.

2006 OUTSIDE DIRECTOR RESTRICTED STOCK AWARD PLAN

1.	PURPOSES.

The Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan (the “Plan”) is established by Health Management Associates, Inc. (“HMA” or the “Company”) to attract, retain and compensate highly qualified individuals who are not employees or affiliates of HMA or any of its subsidiaries, to serve as members of the Company’s Board of Directors (the “Board of Directors”), and to enable them to increase their ownership of HMA’s Class A Common Stock, thereby increasing their proprietary interest in HMA and their identification with the interests of HMA’s stockholders.

2.	STOCK SUBJECT TO THE PLAN.

The shares with respect to which Restricted Stock Awards may be awarded under the Plan shall be HMA’s Class A Common Stock, par value $.01 per share (the “Common Stock”), and may be either authorized but unissued shares, or may be shares that were once issued and were subsequently reacquired by HMA. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 200,000 shares. The aggregate number of shares available for awards under this Plan shall be increased by, (i) shares subject to awards that have been canceled, expired, forfeited or settled in cash, without the issuance of substitute shares, (ii) shares subject to awards that have been retained by the Company in payment or satisfaction of the tax withholding obligation of an award, (iii) shares issued in connection with reinvestment of dividends or dividend equivalents, (iv) shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the tax withholding obligation of an award, and (v) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement of an award. In addition, the aggregate number of shares available for grant under this Plan shall not be reduced by shares granted as substitute awards.

3.	ADMINISTRATION.

The Plan shall be administered by the Board of Directors. The Board of Directors shall have the sole authority to (i) interpret the Plan, the instruments evidencing the restrictions imposed upon shares of Common Stock with respect to which Restricted Stock Awards are awarded under the Plan; (ii) adopt, amend and rescind rules and regulations for the administration of the Plan; and (iii) administer the Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Board of Directors shall be binding upon all participants. No member of the Board of Directors who is a participant in the Plan shall participate in any decisions with respect to its administration, amendment or termination.

4.	ELIGIBILITY.

Each “Outside Director” of HMA shall be a participant in the Plan. For purposes of the Plan, an “Outside Director” is any member of HMA’s Board of Directors who, as of the close of business on the date of the annual meeting of HMA’s stockholders, meets the definition of “Non-Employee Director” as set forth in Rule 16b-3(b)(3)(i) adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.	AWARDS.

(a)	Initial Grants. Each person who was an Outside Director as of January 1, 2006 will automatically be granted, as of the date on which stockholder approval of the Plan is obtained, a Restricted Stock Award with respect to 3,500 shares of Common Stock, and the Grant Date with respect to such initial Restricted Stock Awards will be the date on which stockholder approval of the Plan is obtained.

(b)	Annual Grants. Commencing January 1, 2007, each person who is an Outside Director on January 1st of each year will automatically be granted a Restricted Stock Award with respect to 3,500 shares of Common Stock, and the Grant Date with respect to each such Restricted Stock Awards will be the date on which the award is granted.

6.	VESTING.

(a)	Subject to the terms set forth in this Plan and in addition to such other terms, conditions and restrictions as may be imposed by the Board of Directors and contained in the instrument under which awards are made pursuant to the Plan, provided a recipient is still eligible to participate in accordance with Section 4 of this Plan, one-fourth (1/4) of the shares of Common Stock underlying the Restricted Stock Awards granted under this Plan will vest on each of the first four anniversaries of the Grant Date (each one year period following the Grant Date referred to herein as a “Grant Year”); provided, however, that with respect to the initial grants set forth in Section 5(a), one-fourth (1/4) of the shares of the Common Stock underlying such grant will vest on each of January 1, 2007, January 1, 2008, January 1, 2009 and January 1, 2010, provided a recipient is eligible to participate in accordance with Section 4 of this Plan. In the event of the death of a participant or failure to meet the eligibility requirements of Section 4 prior to the complete vesting of an award, the unvested portion of an award shall (i) vest in accordance with its terms, only with respect to that portion of an award that would otherwise vest at the conclusion of the Grant Year in which the death of a participant occurs, or in which a participant otherwise fails to meet the eligibility requirements of Section 4, and (ii) be forfeited with respect to all other portions of an award, as of the date of the participant’s death or failure to meet the eligibility requirements of Section 4.

(b)	HMA shall issue a certificate representing the vested shares of Common Stock subject to an award as promptly as practicable following the date of vesting. The shares of Common Stock may be issued only to a participant in this Plan during his lifetime, or after a participant’s death to his designated beneficiary, or, in the absence of such beneficiary, to his duly qualified personal representative.

7.	RIGHTS WITH RESPECT TO SHARES.

Prior to the vesting of any shares of Common Stock represented by Restricted Stock Awards under this Plan, a participant will have all of the other rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of HMA’s stockholders. As a condition to the grant of the award under the Plan, and without limiting the provisions of Section 10(b) hereof, a participant may be required, at the discretion of the Board of Directors, to enter into an additional agreement setting forth terms regarding the payment of dividends into an escrow or similarly segregated account, and providing for the disbursement of such dividends to the participant only upon the vesting of shares of Common Stock to which such dividends relate, and the forfeiture of the participant’s right to receive disbursement of such dividends in the event the shares of Common Stock to which such dividends relate do not vest and are forfeited.

8.	INVESTMENT REPRESENTATION.

If the shares of Common Stock underlying the Restricted Stock Award granted to a participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an effective registration statement, such participant shall be required to represent and agree in writing (i) that any shares of Common Stock acquired pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, and (ii) that such participant has acquired such shares of Common Stock for the participant’s own account and not with a view to the distribution thereof.

9.	CASH BONUSES.

If the Board of Directors so determines in its sole and exclusive discretion, the Company may make a cash payment or payments to a participant in connection with the grant of a Restricted Stock Award pursuant to this Plan, the vesting or lapsing of restrictions applicable to a Restricted Stock Award under this Plan, or the payment by a participant of any taxes related thereto.

10.	RESTRICTIONS.

(a)	Nonassignability. Restricted Stock Awards and the shares of Common Stock underlying an award may not be sold, assigned, transferred, pledged, hypothecated, margined or otherwise encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Exchange Act.

(b)	Agreements. As a condition to the grant of an award under the Plan, participants shall execute and deliver to HMA an agreement in form and substance satisfactory to the Board of Directors reflecting the conditions and restrictions imposed upon the Restricted Stock Award and the shares of Common Stock to which such award relates. In the agreements evidencing awards or otherwise, the Board of Directors may impose such other and additional terms, conditions and restrictions upon an award as it, in its discretion, deems appropriate including, without limitation, provisions that the Company shall have the right to deduct from payments of any kind due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to any awards under this Plan or the payment of related cash bonuses.

11.	ADJUSTMENTS.

In the event that the Board of Directors shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of HMA, issuance of warrants or other rights to purchase Common Stock or other securities of HMA, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors may, in such manner as it may deem equitable, adjust any or all of: (i) the maximum number or class of shares available under the Plan, (ii) the number or class of unvested shares subject to any outstanding award, and (iii) the number or class of shares of Common Stock to be awarded each year hereunder.

12.	CHANGE IN CONTROL.

Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as defined below, the right of any participant to receive shares upon the vesting of any then-outstanding awards shall be canceled and the Company shall instead make a cash payment to the participants in an amount equal to the highest price per share received by holders of the Company’s Common Stock in connection with the Change in Control multiplied by the then number of shares of Common Stock subject to an award hereunder, with any non-cash consideration valued in good faith by the Board of Directors. For purposes of the Plan, a “Change in Control” of the Company shall be deemed to have occurred immediately upon the occurrence of a “Change of Control” pursuant to Section 9(b) of the Company’s 1996 Executive Incentive Compensation Plan, as such plan may hereafter be amended.

13.	MISCELLANEOUS.

(a)	Notices. All notices and other communications required or permitted under this Plan shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: if to the Company, to the Company’s principal office at 5811 Pelican Bay Blvd., Suite 500, Naples, Florida 34108-2710, Attention: Senior Vice President and General Counsel; and if to a participant or his legal representative, to the address last furnished by such person to the Company. Each such notice and communication that is (a) delivered personally shall be deemed to have been given when delivered, (b) given by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and (c) given by telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section.

(b)	Amendment or Termination of Plan. This Plan may be amended by the Board of Directors as it deems advisable; provided, however, that no amendment shall be made without the approval of the Company’s stockholders that would (a) increase the maximum number of shares of Common Stock that may be awarded under the Plan, (b) terminate restrictions applicable to awards (except in connection with a participant’s death, disability or termination of employment or in connection with a Change of Control) or (c) provide for awards not permitted pursuant to the terms of the Plan. This Plan may also be terminated by the Board of Directors as it deems advisable. This Plan shall terminate and no further awards shall be granted hereunder after February 21, 2016. Without the consent of a participant (except as otherwise provided in Section 11), no amendment shall materially diminish any of the rights of such participant under any award theretofore granted to such participant under the Plan; provided, however, that the Board of Directors may amend the Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws.

(c)	No Additional Rights. Except as provided in this Plan, no participant shall have any claim or right to be granted an award hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to continue to serve as a member of the Board of Directors.

(d)	Choice of Law. The validity, interpretation and administration of this Plan and of any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Delaware (without regard to the choice of law provisions of such laws).

(e)	Interpretation. As used herein, and as appropriate to the context, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.

(f)	Effective Date. This Plan shall become effective immediately upon its approval by the stockholders of the Company.

(g)	Compliance with Section 16(b). The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

APPENDIX B

AUDIT COMMITEE CHARTER

December 8, 2004

HEALTH MANAGEMENT ASSOCIATES, INC.

AUDIT COMMITTEE CHARTER

I.	FORMATION AND STATEMENT OF PURPOSE.

1)	Formation of Audit Committee. The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Health Management Associates, Inc. (the “Company”) was established prior to 1991. This Charter was adopted by the Board as the Committee’s Charter in December 2004.

2)	Committee’s Statement of Purpose. The Committee shall work closely with the Board, executive management, the Company’s internal auditor and any independent auditor of the Company in order to assist the Board in overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In furtherance of the above responsibilities, the Committee is charged with assisting the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the performance of the Company’s internal audit function and independent auditors. The Committee is also charged with the responsibility of preparing the report that the Securities and Exchange Commission rules require be included in the Company’s annual proxy statement and with the responsibility of performing such other tasks as are consistent with this Charter.

II.	ORGANIZATION.

1)	Composition of Committee Members; Independence Requirement; Other Requirements.

a) Independence. The Committee shall consist of at least three (3) members of the Board, and all Committee members shall meet the “independence” requirements of the rules and regulations of the NYSE (the “NYSE Rules”), including all provisions specific to audit committee members, the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other applicable regulatory requirements. In the event a Committee member serves on the audit committee of more than two additional public companies, in order to serve on the Committee the Board must determine that such simultaneous service will not impair the ability of such member to effectively serve on the Committee.

b) Financial Literacy. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee.

c) Financial Expertise. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, and shall satisfy the definition of a “audit committee financial expert” set forth under Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

2)	Election and Term of Committee Members. Each Committee member shall be appointed by resolution adopted by the majority of the entire Board and shall hold office at the pleasure of the Board and until his or her successor has been duly appointed and qualified, or until his or her prior resignation or removal.

3)	Removal or Resignation. Any Committee member may be removed with or without cause by vote of the majority of the entire Board. Any member of the Committee may resign from the Committee at any time by giving written notice to the Board or the Board’s Chairman. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or the Chairman, and the acceptance of the resignation shall not be necessary to make it effective. The resignation of a director as a Committee member shall not constitute such director’s resignation from the Board.

4)	Place, Time, and Procedural Matters of Committee Meetings. The Committee should meet a minimum of four (4) times per year. One Committee member shall serve as the Chair of the Committee and the Board shall determine which member shall be the Chair. The Committee will meet at such times and places as shall be determined by the Chair, or as may be requested by any two Committee members, upon three (3) days notice to each member personally, by mail or by written telecommunication. The agenda of each Committee meeting will be prepared under the direction of the Chair and, whenever reasonably practicable, circulated to each Committee member prior to the meeting date. The Chair will preside, when present, at all Committee meetings. A meeting prior to the Company’s fiscal year-end shall be held with the internal auditor, independent auditors and management to discuss the scope and objectives of both the internal and external examinations. A post-audit meeting with the same parties in attendance shall be held to review and discuss written comments and/or other matters noted during the internal and independent auditors’ examinations, along with management’s response to each. The Committee shall also hold private sessions with management, the internal auditors and the independent auditors separately, as necessary or desirable, to encourage candid discussions of any sensitive issues. In addition to the foregoing, and as necessary or desirable, members of management, general counsel, the internal auditor, the Chief Corporate Compliance Officer, representatives of the outside auditor and such other persons as the Committee determines shall be present at any Committee meeting or make presentations to the Committee.

5)	Action by the Committee. A majority of the Committee shall constitute a quorum. Any action required or permitted to be taken at any Committee meeting may be taken without a meeting if all members of the Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Committee. Members of the Committee may participate in a Committee meeting by conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting by these means shall constitute presence in person at the meeting.

6)	Minutes. Minutes shall be prepared for all meetings of the Committee to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved as presented or as modified at the next Committee meeting.

III.	DUTIES AND RESPONSIBILITIES.

The primary duties and responsibilities of the Committee shall be as follows:

1)	Responsibilities Relating to Registered Public Accounting Firms. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing any other audit, review or attest services for the Company. The Committee shall instruct the independent auditor to report directly to the Committee.

2)	Pre-Approvals. The Committee shall have the sole authority to review in advance, and grant appropriate pre-approvals of: (i) all auditing services to be provided by the independent auditors; (ii) all non-audit services to be provided by the independent auditors as permitted pursuant to Section 10A of the Exchange Act (subject to exceptions for de minimus amounts set forth in such section); and (iii) in connection therewith to approve all fees and other terms of engagement. The Committee shall also approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Exchange Act with respect to non-audit services provided by the independent auditors. The foregoing pre-approvals may be delegated to a subcommittee or the Chair, provided that all decisions made by such subcommittee or the Chair be presented to the full Committee at its next scheduled meeting.

3)	Independent Auditor Review and Evaluation. At least annually, the Committee shall obtain and review a report by the independent auditor describing: (i) such auditor’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of such auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company. The Committee is responsible for actively engaging in a dialog with the independent auditor with respect to all disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Following such dialog and after reviewing the foregoing report, the independent auditor’s work throughout the year and such other factors as the Committee shall determine, the Committee shall review and evaluate the independent auditor’s qualifications, performance and independence. The Committee’s evaluation shall include, among other things, a review of the lead partner of the independent auditor and shall take into account the opinions of Company management and personnel of the internal audit department. The Committee shall also take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence. The Committee shall ensure the rotation of the lead partner as required by law and shall consider whether there should be regular rotation of the independent audit firm. The Committee shall present its conclusions with respect to the independent auditor to the Board.

4)	Financial Statement Discussion; Annual Report Recommendation and Report. The Committee shall meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with Company management and the independent auditor, including reviewing the Company’s specific disclosures under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5)	Annual Report Recommendation. The Committee shall be responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K and shall prepare the report required to be included in the Company’s annual proxy statement pursuant to the rules of the Securities and Exchange Commission.

6)	Audit Difficulties. The Committee shall review with the Company’s independent auditor any audit problems or difficulties and the response of Company management thereto. Such review shall include, but not be limited to, any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreement with Company management, any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the independent auditor’s audit team and such independent audit firm’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by such independent audit firm to the Company. The foregoing review shall also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. The Committee shall be responsible for the resolution of all disagreements between Company management and the independent auditor regarding financial reporting.

7)	Financial Reporting Review. The Committee shall review and discuss: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures which the Company may implement on the financial statements of the Company; and (iv) the type and presentation of any information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s review and discussion of earnings press releases may be done by the Committee generally (i.e., the types of information to be disclosed and the type of presentation to be made) and need not occur in advance of each earnings release or each instance in which the Company provides earnings guidance.

8)	Financial Disclosure Practices. The Committee shall review the appropriateness, not just the acceptability, of the Company’s current and proposed financial disclosure practices, including the degree of aggressiveness or conservatism of its accounting principles, and of the underlying management estimates for significant accruals and reserves.

9)	Outside Advisors; Investigations; Legal Compliance. The Committee shall have the authority to engage independent legal and other advisors, as it determines necessary to carry out its duties, without obtaining Board approval. The Committee may conduct or authorize investigations into any matter within the Committee’s scope of responsibilities. In addition, the Committee shall review the Company’s procedures for compliance with laws, governmental regulations and the NYSE Rules, including, among other things, monitoring the Company’s Corporate Compliance Program by meeting with the Company’s General Counsel, Chief Corporate Compliance Officer and such other persons as the Committee may determine.

10)	Funding. The Committee shall be provided with the appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) compensation to any advisors employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate.

11)	Risk Assessment and Management. The Committee shall discuss policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The discussions undertaken by the Committee shall include the Company’s major financial risk exposures and steps taken by Company management to monitor and control such exposures.

12)	Internal Audit Function and Review. The Company’s internal audit function shall be reviewed and evaluated by the Committee on a regular basis. Such review shall include, among other things, the staffing, policies, and procedures for the internal audit department, as well as any significant internal audit findings and management’s responses thereto. In addition, the Committee shall provide periodic feedback on the performance of the Company’s Chief Financial Officer, internal auditors, Chief Corporate Compliance Officer, and other financial managers to the Chief Executive Officer or the Compensation Committee of the Board, as appropriate.

13)	Separate Meetings; Information and Communication. On a periodic basis, the Committee shall meet separately with management, the internal auditor and the independent auditor. In addition, the Committee shall facilitate communications among non-Committee directors, management, the internal auditor, and the independent auditor.

14)	Review of Section 10A Reports. The Committee shall review all reports required to be submitted by the independent auditor pursuant to Section 10A of the Exchange Act.

15)	Former Auditor Employee Hiring Policy. The Committee shall set hiring policies for employees or former employees of the independent auditor.

16)	Confidential Treatment of Complaints. The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

17)	Code of Ethical and Business Conduct. The Committee shall review and discuss with management the code of ethical and business conduct established by the Company. The Committee shall review and approve: (i) any change or waiver in the code of ethical and business conduct for directors and officers (including the Company’s Chief Financial Officer and its Controller and persons performing similar functions); and (ii) any disclosure required to be made under any rules adopted by the Securities and Exchange Commission regarding such change or waiver.

18)	Review and Training. The Committee shall review various financial areas of the Company (e.g., operational finance, reimbursement, management information systems, and disaster plans) as a means of expanding the Committee’s knowledge and understanding of the Company’s operations and its business and financial risks, and in order to provide ongoing training to the Committee’s members.

19)	Committee Performance Oversight. The Committee shall conduct on an annual basis a performance evaluation and review of the Committee.

20)	Committee Charter Evaluation. The Committee shall review and assess the adequacy of this Charter on an annual basis and shall recommend any proposed changes to the Board for approval.

21)	Committee Member Qualifications. The Committee shall evaluate and review on a regular basis Committee member qualifications, appointment and removal and Committee structure and operations, including the authority to delegate to subcommittees.

IV.	REPORTING.

The Committee shall report to the Board on a regular basis, outlining its activities since the previous meeting. This report shall discuss any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the qualifications, performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit function, any specific findings observed by the Committee, any actions the Committee has taken, the Committee’s plans for future meetings, and such other matters the Committee shall determine necessary or desirable.

V.	OTHER.

While the Committee has the responsibilities and powers set forth in this Charter, the role of the Committee is oversight and it is not the duty of the Committee to prepare the Company’s financial statements, to plan or conduct audits of those financial statements, to determine that those financial statements are complete and accurate and in accordance with GAAP, or to determine that disclosures have been properly made. This is the responsibility of the Company’s management and the independent auditor.

VI.	COMPLIANCE.

All actions of the Committee and all power and authority granted by this Charter are subject to any restrictions and obligations which may be contained in the Company’s Certificate of Incorporation or Bylaws, the NYSE Rules, the Exchange Act and other applicable laws, rules and regulations.

HEALTH MANAGEMENT ASSOCIATES, INC. 5811 PELICAN BAY BLVD. SUITE 500 NAPLES, FL 34108
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Management Associates, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HMAI01	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HEALTH MANAGEMENT ASSOCIATES, INC.

1.	Election of Directors Nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's number on the line below.

	01) William J. Schoen 02) Joseph V. Vumbacco 03) Kent P. Dauten 04) Donald E. Kiernan 05) Robert A. Knox	06) William E. Mayberry, M.D. 07) Vicki A. O'Meara 08) William C. Steere, Jr. 09) Randolph W. Westerfield, Ph.D.	☐	☐	☐

		For	Against	Abstain

2.	To approve the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan.	☐	☐	☐

3.	To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

	Yes	No
HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2006 Annual Meeting of Stockholders

February 21, 2006 at 1:30 p.m. at

Ritz-Carlton Naples
280 Vanderbilt Beach Road, Naples, Florida 34108

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼

PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

2006 Annual Meeting of Stockholders

The undersigned hereby appoints WILLIAM J. SCHOEN and TIMOTHY R. PARRY, and each and any of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Naples, 280 Vanderbilt Beach Road, Naples, Florida 34108, on Tuesday, February 21, 2006 at 1:30 p.m., local time, and any adjournment thereof.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior Proxy given by the undersigned. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the nine named nominees for director, FOR approval of the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan and FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2006. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated January 19, 2006, describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)